UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

___________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 22, 2005
Date of report (Date of earliest event reported)

APPLERA CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-4389	06-1534213
(State or other jurisdiction of Incorporation)	(Commission file number)	(IRS Employer Identification No.)

301 Merritt 7
Norwalk, Connecticut 06851
(Address of Principal Executive Offices, Including Zip Code)

(203) 840-2000
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.05. Costs Associated with Exit or Disposal Activities.

     On June 22, 2005, the Applied Biosystems group of Applera Corporation (the “Company”) announced that it will take a pre-tax charge in the fourth quarter of its 2005 fiscal year of approximately $20 million to $22 million to cover costs of employee severance and facilities closures. The charge reflects the Applied Biosystems group’s decision to reduce and rebalance its workforce. The Company committed to this course of action on June 22, 2005, when most of the affected employees were notified. Substantially all of the affected employees will have been terminated or will no longer be actively employed by August 2005, and substantially all severance payments and other benefits to these employees will be completed by October 2005. Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of a press release issued by the Company’s Applied Biosystems group on June 22, 2005, announcing this action.

     Of the total amount of the charge described above, approximately $12.0 million is for employee severance payments and other benefits, approximately $7.0 million is for excess lease space and related leasehold improvements, and approximately $2.0 million is for an asset impairment consisting of the write-down in value of an Applied Biosystems group facility. The Company estimates that approximately $12.0 million of the pre-tax charge will result in future cash expenditures for employee severance payments and other benefits, and approximately $2.5 million of the pre-tax charge will result in future cash expenditures for excess lease space. None of the pre-tax charge for the asset impairment is expected to result in future cash expenditures.

Item 8.01. Other Events.

     On June 22, 2005, the Company’s Applied Biosystems group announced that it will take a pre-tax charge in the fourth quarter of its 2005 fiscal year of approximately $20 million to $22 million to cover costs of employee severance and facilities closures. The charge reflects the Applied Biosystems group’s decision to reduce and rebalance its workforce. Attached hereto as Exhibit 99.1 and incorporated by reference herein is the text of a press release issued by the Company’s Applied Biosystems group on June 22, 2005, announcing this action.

Item 9.01. Financial Statements and Exhibits.

     (c) Exhibits.

     The following exhibits are filed with this Report:

Exhibit No.	Description

99.1	Press Release issued June 22, 2005, with respect to a reduction and rebalancing of the workforce of the Applied Biosystems group of Applera Corporation.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APPLERA CORPORATION

By:	/s/ Dennis L. Winger
Dennis L. Winger Senior Vice President and Chief Financial Officer

Dated: June 28, 2005

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued June 22, 2005, with respect to a reduction and rebalancing of the workforce of the Applied Biosystems group of Applera Corporation.